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                                  SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement
[X]  Definitive Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

                              IBIZ TECHNOLOGY CORP.
                (Name of Registrant As Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which the transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:



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                              IBIZ TECHNOLOGY CORP.
                  2238 WEST LONE CACTUS, PHOENIX, ARIZONA 85027

                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY THE ACTIONS DESCRIBED BELOW HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF IBIZ TECHNOLOGY CORP. OUTSTANDING SHARES OF COMMON STOCK. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

                                                              Phoenix, Arizona
                                                              September 6, 2002

         This information statement has been mailed on September 6, 2002 to the stockholders of record on September 4, 2002 (the "Record Date") of iBIZ Technology Corp., a Florida corporation (the "Company") in connection with certain actions to be taken by the written consent of the majority stockholders of the Company, dated as of August 29, 2002. The actions to be taken pursuant to the written consent shall be taken on or about September 26, 2002, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

                                             By Order of the Board of Directors,

                                             /s/ Kenneth Schilling
                                             Chairman of the Board

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                          NOTICE OF ACTION TO BE TAKEN
                                 PURSUANT TO THE
                    WRITTEN CONSENT OF MAJORITY STOCKHOLDERS
                IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS
                              DATED AUGUST 29, 2002

To Our Stockholders:

         NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of a majority of stockholders dated August 29, 2002, in lieu of a special meeting of the stockholders. Such actions will be taken on or about September 26, 2002:

         1. The Company will effect a one-for-ten reverse stock split (the "Reverse Stock Split") of the Company's Common Stock.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         As of the Record Date, the Company's authorized capitalization consisted of 450,000,000 shares of Common Stock, of which all were issued and outstanding as of the Record Date, and 50,000,000 shares of blank check preferred stock, of which no shares are issued or outstanding. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

         Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the foregoing proposals by resolution dated August 29, 2002; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

         Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on September 26, 2002.

         The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

         This Information Statement will serve as written notice to stockholders pursuant to Section 607.0705 of the Florida Business Corporation Act.



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                            ONE FOR TEN REVERSE SPLIT

         On August 29, 2002, the majority stockholders of the Company authorized a Reverse Stock Split pursuant to which each ten currently outstanding shares of Common Stock (the "Old Shares") would be automatically converted into one share of Common Stock (the "New Shares"). The reason for the Reverse Stock Split is to increase the per share stock price. The Company believes that if it is successful in maintaining a higher stock price, the stock will generate greater interest among professional investors and institutions. If the Company is successful in generating interest among such entities, it is anticipated that the shares of its Common Stock would have greater liquidity and a stronger investor base. No assurance can be given, however, that the market price of the New Shares will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split. The New Shares issued pursuant to the Reverse Stock Split will be fully paid and non-assessable. All New Shares will have the same par value, voting rights and other rights as Old Shares. Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock, which may be issued.

         The one for one ten reverse Stock Split is being effectuated by reducing the number of issued and outstanding shares at the ratio of 10 to 1. Accordingly, as a result of the Reverse Stock Split, the Company will have approximately 405,000,000 authorized unissued shares, which shares may be issued in connection with acquisitions or subsequent financings. There can be no assurance that the Company will be successful in making any such acquisitions or obtaining any such financings. In addition, the Reverse Stock Split has potentially dilutive effects on each of the shareholders. Each of the shareholders may be diluted to the extent that any of the authorized but unissued shares are subsequently issued.

         The Reverse Stock Split will not alter any shareholder's percentage interest in the Company's equity, except to the extent that the Reverse Stock Split results in any of the Company's shareholders owning a fractional share. In lieu of issuing fractional shares, the Company will issue to any shareholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Split an additional full share of its common stock. The principal effects of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from 450,000,000 to approximately 45,000,000.

         In addition, commencing with the effective date of the Reverse Stock Split, all outstanding options entitling the holders thereof to purchase shares of the Company's common stock will entitle such holders to receive, upon exercise of their options, one-tenth of the number of shares of the Company's common stock which such holders may purchase upon exercise of their options. In addition, commencing on the effective date of the Reverse Stock Split, the exercise price of all outstanding options will be increased by a multiple of ten.

         Under the Florida Business Corporation Act, the state in which the Company is incorporated, the Reverse Stock Split does not require the Company to provide dissenting shareholders with a right of appraisal and the Company will not provide shareholders with such right.

         The Company believes that the Federal income tax consequences of the reverse stock split to holders of Common Stock will be as follows:

         (i) Except as explained in (v) below, no income gain or loss will be recognized by a shareholder on the surrender of the current shares or receipt of the certificate representing new post-split shares.

         (ii) Except as explained in (v) below, the tax basis of the New Shares will equal the tax basis of the Old Shares exchanged therefor.

         (iii) Except as explained in (v) below, the holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

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         (iv)     The conversion of the Old Shares into the new shares will
                  produce no taxable income or gain or loss to the Company.

         (v) The Federal income tax treatment of the receipt of the additional fractional interest by a shareholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

         The Company's opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

         The state and local tax consequences of the Reverse Stock Split may vary significantly as to each shareholder, depending upon the state in which he/she resides. Shareholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the Reverse Stock Split.

                             ADDITIONAL INFORMATION

         The Company's annual report on Form 10-KSB for the period ending October 31, 2001 and quarterly report on Form 10-QSB for the quarter ended April 30, 2002 are being delivered to you with this Information Statement. The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to the Company's principal offices at iBiz Technology Corp., 2238 West Lone, Cactus, Phoenix, AZ 85027, Attention: Kenneth Schilling.

                                             By Order of the Board of Directors,

                                             /s/ Kenneth Schilling
                                             Kenneth Schilling
                                             Chairman of the Board

Phoenix, Arizona
September 6, 2002

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EXHIBIT A

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                              IBIZ TECHNOLOGY CORP.

                                  P94000026209
                        (Document Number of Corporation)

         Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, iBIZ Technology Corp., a Florida corporation (the "Corporation"), adopts the following articles of amendment to its articles of incorporation:

         1. The articles of incorporation of the Corporation is hereby amended by inserting the following paragraph at the end of Article Fourth:

                  "Effective upon the filing with the Secretary of State of Florida, this Articles of Amendment to the Amended and Restated Articles of Incorporation (the "Effective Time"), each 10 shares of common stock of the Company, par value $0.001 per share (the "Old Common Stock"), issued and outstanding or reserved for issuance or held in treasury shall automatically, and without any action by the holder thereof, be reclassified into 1 share of common stock of the Company, par value $0.001 per share (the "New Common Stock"), and each certificate which prior to the Effective Time represented 10 shares of the Old Common Stock shall, from and after the Effective Time, be deemed to represent 1 share of the New Common Stock. All fractional shares shall be rounded up to the next whole number of shares. The authorized capital stock of the Corporation will not be reduced under or by reason of any amendment herein certified."

         2. This Articles of Amendment to the Articles of Incorporation has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and a majority of the Corporation's stockholders in accordance with the provisions of Sections 607.10025, 607.0704, and 607.0821 of the Florida Business Corporation Act.

         IN WITNESS WHEREOF, this Articles of Amendment to the Articles of Incorporation to be signed by its Chairman of the Board this __ day of September, 2002.

                                             IBIZ TECHNOLOGY CORP.

                                             By:
                                                 -------------------------------
                                                 Kenneth Schilling, Chairman